UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 22, 2013
Date of Earliest Event Reported: December 31, 2012
BlueFire Equipment Corporation
 (Exact name of registrant as specified in its charter)

Delaware	333-181444	26-2833179
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1113 Vine Street, Suite 125
Houston, TX 77002
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (866) 713-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.

Effective December 31, 2012, BlueFire Equipment Corporation’s (the “Company’s”) 60% owned Oklahoma subsidiary, BlueFire LLC (“BFLLC”) was dissolved by its members.  The  Company had previously entered into a joint venture agreement with two non-affiliate parties (the “JV Partners”) to form BFLLC on March 16, 2011. BFLLC was formed to take advantage of drilling opportunities in Oklahoma.  The Company owned 60% of BFLLC and acted as the managing member. The JV Partners owned the remaining 40% and were responsible for the sales and marketing activities of BFLLC.

The Company loaned $60,100 to BFLLC for its initial capitalization and the JV Partners funded an additional $40,000 to BFLLC during 2011.

As part of the dissolution of BFLLC, the cash then remaining in its bank accounts was distributed pro rata to the members of BFLLC, and the Company received a total of $52,600 in connection with the dissolution.  It is anticipated that the remaining amount of the Company’s investment in BFLLC will be written-off and such write-off will be reflected in the Company’s financial statements for the year ended December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

BlueFire Equipment Corporation

By:	/s/ William Blackwell
William Blackwell
Chief Executive Officer

Date:  January 22, 2013